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                                                                    EXHIBIT 10.4


                            NON-COMPETITION AGREEMENT


        This Agreement is entered into effective January 1, 1999, by and among The Corporate Executive Board Company, a Delaware corporation, including its subsidiaries, successors and assigns (collectively, "CEB"), The Advisory Board Company, a Maryland corporation, including its subsidiaries, successors and assigns (collectively, "ABC") and David G. Bradley, including his successors, assigns and any entity controlled by him (collectively, "Bradley").

        WHEREAS, CEB, ABC and Bradley desire to enter into an agreement to place certain limitations on competition between CEB, on the one hand, and, on the other hand, ABC and Bradley (ABC and Bradley together are referred to herein as the "Bradley Parties").

        NOW, THEREFORE, in consideration of the premises and covenants contained herein and intending to be legally bound hereby, CEB, ABC and Bradley agree as follows:

1.      DEFINITIONS.

        (a) "Covered Services" shall mean membership based subscription services substantially similar to the services provided by ABC and CEB as of the date of this agreement, in which members receive a bundle of services incorporating a meaningful combination of the following: multi-client syndicated studies, meetings focused on discussions of syndicated studies, short answer custom research, and on site seminars.

        (b) "Health Care Provider Company" shall mean any company or institution, or any division or subsidiary of any company or institution, that is principally engaged in the health care provider business, which shall include providers of patient care (such as hospitals, outpatient facilities, home health agencies and relevant government agencies) and providers of medical professional services (such as physician and nursing services and physician practice management companies).

        (c) "Other Health Care Company" shall mean any company or institution, or any division or subsidiary of any company or institution, that is not a Health Care Provider Company and which is principally engaged in other types of health care business, including: pharmaceuticals companies; medical supply companies; medical equipment companies; technology, software, communications, financing and services vendors selling predominantly to Health Care Provider Companies; companies providing health insurance; and managed care companies.

        (d) "Non-Health Care Company" shall mean any company or institution, or any division or subsidiary of any company or institution, that is not a Health Care Provider Company or an Other Health Care Company.




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2.      NON-COMPETITION.

        (a) THE BRADLEY PARTIES. The Bradley Parties shall not offer or sell Covered Services to any Non-Health Care Companies.
               Notwithstanding the forgoing, the Bradley Parties may:

               (i) sell products and services to any company or institution, or any division or subsidiary of any company or institution, that is a Health Care Provider Company;

               (ii) sell products and services to divisions and subsidiaries of companies other than Health Care Provider Companies, if such divisions or subsidiaries themselves are Health Care Provider Companies; and

               (iii) continue to renew pre-existing subscriptions with respect to those products and services that it has sold as of the closing date of the initial public offering of shares of Common Stock of CEB (the "Offering Date") to any then existing client, if such client was a subscriber to such products or services immediately prior to such subscription renewal and such products and services specifically address health care provider industry issues; and

               (iv)   offer and sell to any entity:

                      (A)    magazines, newspapers and news services;

                      (B) advertising for its publications, news or on-line services; and

                      (C) products and services that are specifically addressed to and deal with advertising and promotion activities by companies and institutions and advertising agencies, provided that such products and services are offered only to the offices and divisions of companies, institutions or advertising agencies that are responsible for the placement or designing of advertisements;

                      (D) products and services that are specifically addressed to and deal with government relations and lobbying activities by companies and institutions, provided that such products and services are offered only to the offices and divisions of companies or institutions that are responsible for government relations and lobbying.

        (b) CEB. CEB shall not offer or sell Covered Services to Health Care Provider Companies. Notwithstanding the forgoing, CEB may:

               (i)    sell its products and services to Non-Health Care
                      Companies;




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               (ii)   sell its products and services to divisions and
                      subsidiaries of companies other than Non-Health Care Companies, if such divisions or subsidiaries are themselves Non-Health Care Companies; and

               (iii) continue to renew pre-existing subscriptions with respect to those products and services that it has sold as of the Offering Date to any then existing client, if such client was a subscriber to such products or services immediately prior to such subscription renewal and such products and services do not specifically address health care provider industry issues.

        (c) PROVISION OF SERVICES TO OTHER HEALTH CARE COMPANIES. Notwithstanding the forgoing:

               (i) the Bradley Parties may sell Covered Services to Other Health Care Companies provided that Bradley Parties do not offer programs targeted to the same executives and covering the same subjects as that of CEB's Human Resources, Chief Financial Officer or General Counsel programs; and also provided that all research agendas, brochures and any other sales and marketing materials associated with such services make explicit the health care industry focus of such services.

               (ii) CEB may sell Covered Services to Other Health Care Companies, only if such services are of a general business nature and are also sold by CEB principally to Non-Health Care Companies.

3.      EMPLOYEES.

        (a) Except as provided in Section 3(c) of this Agreement, the Bradley Parties shall not recruit or employ any person who is at the time of such recruitment an employee of CEB, or who was employed by CEB at any time during the 24-month period preceding the date of such recruitment or employment, unless CEB's chief executive officer consents to such recruitment and employment.

        (b) CEB shall not recruit or employ any person who is at the time of such recruitment an employee of ABC or Bradley, or who was employed by ABC or Bradley at any time during the 24-month period preceding the date of such recruitment or employment, unless ABC's chief executive officer or Bradley, as the case may be, consents to such recruitment and employment.

        (c) Bradley or ABC may hire Derek C. van Bever, the Chief Research Officer of CEB, at any time after January 1, 2002.

        (d) Each of CEB and ABC shall incorporate in each of the noncompetition agreements that it has entered into, or will enter into, with its current or future employees provisions (the "Noncompetition Provision") that would prohibit such employee from competing with CEB or ABC, as the case may be, to the same extent and under the same terms and conditions that similar level employees



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               generally are prohibited from competing with the company
               employing such employee, and that would impose similar restrictions on the use of confidential information. Neither CEB nor ABC shall waive any rights under, or agree to any settlements in connection with the enforcement of, the Noncompetition Provision contained in any noncompetition agreement without the prior written consent of the other company, but only to the extent that such waiver or such settlement relates to the rights of such other company. Each of CEB and ABC shall use its best efforts to enforce the Noncompetition Provision promptly upon being notified or becoming aware of a breach of such provision by any of its current or previous employees who are subject to the Noncompetition Provision; provided, however, that the company for whose benefit the Noncompetition Provision is being enforced shall pay all reasonable costs and expenses incurred in connection with such enforcement. In addition, each company may assert directly its own rights under the Noncompetition Provision with respect to current or previous employees of the other company to the maximum extent permitted by law.

4.      NAME LICENSE.

        (a) ABC continues to own all rights, title, interest and any other intellectual property or proprietary right in the name "The Advisory Board Company" and all derivations thereof, including but not limited to, "The Corporate Advisory Board Company" and CEB has no right or interest therein, except for the license granted in Section 4(b) below.

        (b) ABC hereby grants an exclusive, non-transferable, royalty-free, paid-up license to CEB to use the derivative name "The Corporate Advisory Board Company" for a period of two years from the date of this Agreement only for Transitional Purposes, provided that, the name "The Corporate Advisory Board Company" may be used for recruiting of prospective employees only if CEB receives prior written approval from ABC. "Transitional Purposes" shall mean for purposes of this Section, use of the name to inform the general public that The Corporate Advisory Board Company has changed its name to The Corporate Executive Board Company. Upon the expiration of the two-year period, all rights, title and interest in the name "The Corporate Advisory Board Company" will revert back to ABC.

        (c) ABC shall not use the name "The Corporate Advisory Board Company" or any other derivation of its name with the word "Corporate" during the term of this agreement.

5.      TERM.

        The term of this Agreement will commence on the date first written in the preamble above and will end on the date that is five years from such date.



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6.      FURTHER ASSURANCES.

        CEB, ABC and Bradley agree that at any time and from time to time, upon written request, they will execute and deliver such further documents and do such further acts and things as may be reasonably requested in order to effectuate the purposes of this Agreement and the transactions contemplated hereby.

7.      GOVERNING LAW.

        This Agreement will be governed by and construed in accordance with the internal laws of the State of Delaware (excluding its choice of law rules).

8.      ARBITRATION.

        The parties shall endeavor to settle all disputes by amicable negotiations. Any claim, dispute, disagreement or controversy that arises among the parties ("Disputed Matter") relating to this Agreement that is not amicably settled shall be referred to and settled by arbitration administered by the American Arbitration Association in accordance with the Expedited Procedures of the Commercial Arbitration Rules of the American Arbitration Association (the "AAA Rules") by a single arbitrator who is mutually agreeable to the parties. If the parties are unable to agree upon an arbitrator, one arbitrator shall be selected in accordance with the AAA Rules. All proceedings in any such arbitration shall be conducted in Washington, D.C. Each party to such arbitration proceeding shall bear its respective costs, fees and expenses in connection with such arbitration. Upon a final determination by the arbitrator with respect to the Disputed Matter, the arbitrator shall notify the parties (such notice being the "Arbitration Order"). Any judgment on the award rendered by the arbitrator may be entered in any court having jurisdiction thereof. Jurisdiction of such arbitrator shall be exclusive as to disputes among the parties relating to this Agreement and each of the parties agrees that this Agreement to arbitrate shall be specifically enforceable under the laws of the respective domiciliary jurisdictions of the parties. None of the parties shall have the right to appeal the Arbitration Order or otherwise to submit a dispute relating to this Agreement to a court of law.

9.      COUNTERPARTS.

        This Agreement may be executed in counterparts, each of which will constitute an original and all of which will be one and the same document.



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        IN WITNESS WHEREOF, the parties have executed this Agreement effective as of the date first written above.


                                  THE CORPORATE EXECUTIVE BOARD COMPANY


                                   /s/ JAMES J. MCGONIGLE
                                  -----------------------------------
                                  By:    James J. McGonigle
                                  Its:   Chief Executive Officer








                                  THE ADVISORY BOARD COMPANY




                                  /s/ JEFFREY D. ZIENTS
                                  -----------------------------------
                                  By:    Jeffrey D. Zients
                                  Its:   Chief Executive Officer


                                        /s/ DAVID G. BRADLEY
                                  ------------------------------------
                                         David G. Bradley

















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